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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                                    ICO, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid.
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount Previously Paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:
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                                [ICO letterhead]



April 6, 2001

To:      Participants in the Oilfield Services Division
         Savings and Investment Plan of ICO, Inc. and
         Participants in the Petrochemicals Division
         Savings and Investment Plan of ICO, Inc., and
         Participants in the WEDCO Technologies, Inc. Employee
         Stock Ownership Plan (ESOP)


Dear Participant,

Please find enclosed additional proxy solicitation materials distributed by ICO, Inc. in connection with the 2001 Annual Meeting of Shareholders.

You previously received a Direction Form from the Trustee that you can use to direct the Trustee how to vote the shares representing your interest in the Plans. PLEASE NOTE THAT THE TRUSTEE HAS EXTENDED THE DEADLINE FOR RECEIPT OF DIRECTION FORMS TO 10:00 am on April 12, 2001. IN ORDER TO ENSURE THAT YOUR DIRECTIONS ARE RECEIVED IN TIME, WE STRONGLY URGE YOU TO FAX YOUR SIGNED DIRECTION FORM TO THE TRUSTEE'S TABULATION AGENT AT 1-888-451-8683.

In order to direct the Trustee to vote in favor of management's nominees for Director, you should mark Box 1 A. sign the Direction Form and return it to the Trustee's tabulation agent.

If you need an additional Direction Form, please contact Stephen E. Van Buren, Director - Human Resources at ICO at 281-721-4174.

Thank you for your continued support.

Sincerely yours,


/s/ Al O.Pacholder
Al O. Pacholder
Chairman of the Board and
Chief Financial Officer